                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of the 28th day of December, 2000, is entered into by and among BSB Bancorp, Inc., a Delaware corporation (the "Corporation"), BSB Bank & Trust Company, a New York chartered bank and trust company (the "Employer") and Arthur C. Smith (the "Executive").

     WHEREAS, the Corporation, the Employer and the Executive desire to enter into this Agreement to provide for the continued employment of the Executive as the Executive Vice President and Retail Banking Officer of the Employer;

     WHEREAS, the parties have previously entered into an Amended and Restated Change of Control Severance Agreement dated as of June 28, 1999 (the "Severance Agreement") which they desire to replace and supercede by entering into this Agreement; and

     WHEREAS, the parties desire to enter into this Agreement, setting forth the terms and conditions for the employment relationship of the Executive with the
Employer:

     NOW, THEREFORE, it is AGREED as follows:

     1.  Employment.  The Executive shall be employed as the Executive Vice
         ----------
President and Retail Banking Officer of the Employer and shall serve in such capacity during the Employment Term (as defined in Section 5 below). As the Executive Vice President and Retail Banking Officer of the Employer, the Executive shall render executive, policy and other management services to the Employer of the type customarily performed by persons serving in a similar officer capacity and shall report to the Chief Executive Officer of the Employer, except as such Chief Executive Officer reasonably shall otherwise determine. The Executive shall also perform such duties as the Chief Executive Officer of the Employer or the Board of Directors of the Employer (the "Board") may from time to time reasonably direct.

     2.  Compensation.
         ------------

          (a) The Employer agrees to pay the Executive during the Employment Term (defined below) a salary at an annual rate not less than $135,000. The Executive's salary shall be increased in the sole and absolute discretion of the Board or committees thereof duly authorized by the Board to so act.

          (b) The salary of the Executive shall not be decreased at any time during the Employment Term from the amount then in effect, unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits, other than salary reduction programs in which the Executive elects to participate, shall not reduce the salary payable to the Executive under this
Section 2. The salary under this Section 2 shall be payable to the Executive not less frequently than monthly.

     3.  Business Expenses.  To the extent that the Employer authorizes the
         -----------------
Executive to incur business expenses, including the reasonable costs of authorized business entertainment and travel, in connection with the performance of his duties hereunder, the Employer shall reimburse the Executive for such authorized expenses promptly upon periodic presentation by the Executive of an itemized account of such expenses and reasonable substantiation, in accordance with the Employer's policies concerning reimbursement of business expenses.

     4.  Participation in Retirement and Employee Benefit Plans; Fringe
         --------------------------------------------------------------
Benefits. During the Employment Term, the Executive shall be eligible to participate in all incentive, bonus, management recognition, equity compensation, retirement, deferred compensation, fringe benefit or welfare benefit plans of the Company or the Employer that are applicable to executive employees of the Employer generally, including plans providing for stock options, restricted stock, employee stock purchases, pension or retirement income, retirement savings, employee stock ownership, deferred compensation and medical, prescription drug, dental, disability, employee life, group life, accidental death and travel accident insurance that the Company or the Employer may adopt or maintain for the benefit of executive employees of the Employer during the Employment Term, in accordance with the terms of such plans.

     5.  Term.  The term of employment under this Agreement shall commence on
         ----
the date of this Agreement and shall end on December 28, 2002, provided that the term of the Agreement shall be extended automatically for one additional year on each annual anniversary date of this Agreement, unless either the Boards or Executive provide(s) contrary written notice to the other not less than 180 days in advance of any such anniversary date. In the event either the Boards or Executive provide such written notice, then the term hereof shall not be extended, but the then current term shall continue for the period remaining thereunder. The initial term of employment and all such renewed terms of employment under this Agreement are collectively referred to herein as the "Employment Term".

     6.  Standards.  The Executive shall perform his duties and responsibilities
         ---------
under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board and communicated in writing to the Executive. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the financial institutions industry.

     7.  Voluntary Absences; Vacations.  The Executive shall be entitled,
         -----------------------------
without loss of pay, to absent himself voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Executive shall be entitled to paid vacation days totaling 20 business days per year. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

     8.  Termination of Employment.
         -------------------------

          (a)   (i)     Subject to the other provisions
of this Agreement, the Employer may terminate the Executive's employment at any time.

                (ii) The Executive shall have no right to receive compensation or other benefits for any period after he voluntarily terminates of his employment without "Good Reason" (as defined below) or the Employer involuntarily terminates his employment for Cause. "Cause" shall mean the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order of the Federal Deposit Insurance Corporation ("FDIC") or a material breach of any provisions of this Agreement. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel satisfactory to the Employer shall not be deemed to be willful.

                (iii) The parties acknowledge and agree that damages that will result to the Executive from involuntary termination without Cause shall be extremely difficult or impossible to establish or prove, and agree that, subject to Section 11 of this Agreement, unless such involuntary termination is for Cause, the Employer shall be obligated, following such termination, to continue to pay to the Executive compensation in accordance with Section 2 hereof until the earlier of (A) the date that is 24 months after such termination or (B) the date on which the Executive attains or would have attained age 65. The amounts payable hereunder shall not be reduced by the Executive's earnings from other employment or self-employment after termination of his employment with the Employer. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement, the payments provided for under this Section 8(a)(iii) shall constitute liquidated damages and shall be in complete satisfaction of the Employer's obligations under this Agreement.

                (iv) In addition to the liquidated damages above described that are payable to the Executive, subject to Section 11 of this Agreement, in the event of any such termination without Cause, during the period in which payments are required to be made under Section 8(a)(iii) above, or such longer period as may be provided by the terms of the appropriate plan, the Employer shall continue in effect all medical, prescription drug, dental, disability, employee life, group life and accidental death insurance and other employee welfare plans for the benefit of the Executive and, if applicable, the Executive's family, which would have been provided to them in accordance with Section 4 of this Agreement if the Executive's employment had not been terminated; provided, however, that if the Executive is eligible to receive medical, prescription drug or dental benefits under an employee benefits plan sponsored by a subsequent employer, the medical prescription drug and dental benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

                (v) If the Executive voluntarily terminates his employment with the Employer during the Employment Term for "Good Reason," such termination shall be deemed to have been an involuntary termination by the Employer of the Executive's employment without Cause. "Good Reason" shall mean:

                      (1) the assignment to the Executive by the Employer of duties materially inconsistent with the Executive's position, duties, responsibilities, and status as Executive Vice President and Retail Banking Officer of the Employer, a material adverse change in the Executive's titles or offices, any removal of the Executive from or any failure to reelect the Executive to any of such officer positions, except in connection with the termination of his employment for Cause, or any action that would have a material adverse effect on the physical conditions in which or location at which the Executive performs his employment duties;

                      (2) a reduction by the Employer in the Executive's salary under Section 2(a) without the Executive's consent; or

                      (3) any other action or inaction that constitutes a material breach by the Employer of this Agreement.

                (vi) If Executive dies while he is receiving payments under
Section 8(a)(iii):

                      (1) All amounts payable hereunder to the Executive shall, during the remainder of the period specified in Section 8(a)(iii), be paid to his surviving spouse.

                      (2) The surviving spouse of the Executive shall, during the remainder of such period, be covered under all medical, prescription drug, dental, disability, employee life, group life and accidental death insurance and other employee welfare plans made available by the Employer to the Executive or his spouse immediately before his death; provided that, if participation in any one or more of such plans and arrangements is not possible under the terms thereof, the Employer will provide the surviving spouse with substantially identical benefits.

          (b) The Executive shall have no right to terminate his employment under this Agreement before the end of the Employment Term, unless (i) such termination is approved by the Board or (ii) such termination is with "Good Reason" as defined above. In the event that the Executive violates this provision, the Employer shall be entitled, in addition to its other legal remedies, to enjoin the employment of the Executive with any significant competitor of the Employer for a period of one year or the then remaining Employment Term plus six months, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, mortgage banking company or a holding company affiliate of any of the foregoing which, at the date of its employment of the Executive, has an office out of which the Executive would be primarily based that is located within 75 miles of the Employer's office located at 58-68 Exchange Street, Binghamton, New York. If any court or other tribunal having jurisdiction to determine the validity or enforceability of this paragraph determines that, strictly applied, it would be invalid or unenforceable, the definition of "significant competitor" and the time provisions used shall be deemed modified to the extent necessary (but only to that extent) so that the restrictions in that subsection, as modified, will be valid and enforceable.

          (c) In the event the employment of the Executive is terminated by the Employer without Cause under Section 8(a) hereof and the Employer fails to make timely payment of the amounts then owed to the Executive under this Agreement, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Executive in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Executive. Such reimbursement and interest shall be in addition to all rights which the Executive is otherwise entitled to under this Agreement.

          (d) In the event of the Executive's death during the Employment Term, his estate shall be entitled to receive any unpaid salary or other compensation owing to the Executive. This Agreement shall thereupon terminate, except that any vested rights of the Executive shall then be exercised by his estate.

          (e) In the event the Executive becomes disabled during the Employment Term under circumstances that would entitle him to benefits under the Employer's long-term disability plan and, as a result of such disability, he is unable to perform his duties hereunder for an uninterrupted period of more than six months, the Employer may terminate the Executive's employment without liability under Section 8(a) hereof and this Agreement shall thereupon terminate. Any such termination shall not affect the Executive's rights to benefits pursuant to any applicable long-term disability plan of the Employer.

          (f) Notwithstanding any other provision in this Agreement, (i) the Employer may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were for Cause under Section 8(a) hereof, to the extent required by the applicable laws of the State of New York related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the New York State Banking Department, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or other state or federal banking regulatory agency having jurisdiction over the Corporation or the Employer and
(ii) no payment shall be required to be made to or for the benefit of the Executive under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Employer's burden to prove that any such action was so required.

     10.  Confidential Information.
          ------------------------

          (a) The Executive acknowledges that the information, observations and data obtained by the Executive concerning the business and affairs of the Employer during the course of the Executive's employment are the property of the Employer, including information concerning acquisition opportunities in or reasonably related to the business or industry of the Employer of which the Executive becomes aware during such period. Therefore, the Executive agrees that he will not at any time (whether during or after the Employment Term) disclose to any unauthorized person or, directly or indirectly, use for the Executive's own account, any of such information, observations or data without the consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive's unauthorized acts or omissions to act or the unauthorized acts or omissions to act of other employees of the Employer. The Executive agrees to deliver to the Employer at the termination of the Executive's employment, or at any other time the Employer may request in writing (whether during or after the Employment Term), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Employer and its predecessors (including, without limitation, all acquisition prospects, lists and contact information) which the Executive may then possess or have under the Executive's control.

          (b) The Executive acknowledges that the restrictions contained in this
Section 10 hereof are reasonable and necessary, in view of the nature of the Employer's business, in order to protect the legitimate interests of the Employer, and that any violation thereof would result in irreparable injury to the Employer. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 10(a) hereof, the Employer shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to them for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

          11.  Section 280G Gross-Up Payment.
               -----------------------------

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below in this Section 11(a), in the event it shall be determined that any payment or distribution by the Employer, or any other member of the affiliated group (as determined for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code") of which the Employer or the Corporation is a member, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 11) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 11(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $10,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 11(c), all determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PriceWaterhouseCoopers LLP or such other certified public accounting firm reasonably acceptable to the Employer as may be designated in writing by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm reasonably acceptable to the Employer to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Section 11, shall be paid by the Employer to the Executive within five business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the initial Gross-Up Payments made by the Employer will be inadequate and that additional Gross-Up Payments by the Employer should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employer exhaust its remedies pursuant to Section 11(c) and the Executive thereafter are required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive.

          (c) The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive receives written notice of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of 30 days following the date on which the Executive gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that they desire to contest such claim, the Executive shall:

              (i) give the Employer any information reasonably requested by the Employer relating to such claim,

              (ii) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Employer and reasonably acceptable to the Executive,

              (iii) cooperate with the Employer in good faith in order effectively to contest such claim, and

              (iv) permit the Employer to participate in any proceedings relating to such claim; provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

          Without limitation on the foregoing provisions of this Section 11(c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Executive to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Section 11(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's continued compliance with the requirements of this Section 11) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to
             Section 11(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination (or if any such contest shall be finally determined in a manner adverse to such refund being allowed), then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     12.  Miscellaneous.
          -------------

          (a) No Assignment.  This Agreement is personal to each of the parties
              -------------
hereto. No party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive, all of his rights to receive payments hereunder shall become rights of his estate as provided in
Section 8(d) hereof.

          (b) Other Contracts.  The Executive shall not, during the Employment
              ---------------
Term, have any other paid employment other than with a subsidiary or affiliate of the Employer, except with the prior written approval of the Board.

          (c) Amendments or Additions; Action by Board.  No amendments or
              ----------------------------------------
additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a majority affirmative vote of the Board shall be required in order for the Employer to authorize any amendments or additions to this Agreement or to give any consents or waivers of provisions of this Agreement, or to terminate the Executive's employment with or without Cause under Section 8(a) hereof.

          (d) Section Headings.  The section headings used in this Agreement are
              ----------------
included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (e) Severability.  The provisions of this Agreement shall be deemed
              ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          (f) Governing Law.  This Agreement shall be governed by the laws of
              -------------
the United States, where applicable, and otherwise by the laws of the State of New York other than the choice of law rules thereof.

          (g) Notice.  For the purposes of this Agreement, notices and all other
              ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the
Employer:

                         BSB BANK & TRUST COMPANY
                         58-68 Exchange Street
                         Binghamton, New York  13902
                         Attention:  Chief Executive Officer

or if to the Executive:  Arthur C. Smith
                         48 Margaret Street
                         Johnson City, New York   13790

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Counterparts.  This Agreement may be executed in several
              ------------
counterparts, for the convenience of the parties, but shall constitute one and the same instrument.

          (i) Express Agreement of Successor Required.  The Employer and the
              ---------------------------------------
Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer or the Corporation to expressly agree to honor this Agreement without modification and to perform the respective obligations of the Employer and the Corporation hereunder.

          (j) Entire Agreement; Severance Agreement Terminated. This Agreement
              ------------------------------------------------
contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes in its entirety any and all prior agreements, contracts, understandings or representations relating to the employment relationship created hereunder. The Executive hereby waives the provisions of any prior employment agreement, contract or understanding relating to the Executive's employment by the Employer or the Corporation, and specifically the Severance Agreement is hereby superceded and terminated and shall be of no further force or effect after the date of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the date and year first above written.


Attest:                                       BSB BANK & TRUST COMPANY

/s/ Larry G. Denniston                        By  /s/ Howard W. Sharp
---------------------------------                 ---------------------------
    Larry G. Denniston                                Howard W. Sharp
    Senior Vice President and                         President and C.E.O.
    Corporate Secretary


Attest:                                       BSB BANCORP, INC.

/s/ Larry G. Denniston                        By  /s/ Howard W. Sharp
---------------------------------                 ---------------------------
    Larry G. Denniston                                Howard W. Sharp
    Senior Vice President and                         President and C.E.O.
    Corporate Secretary


                                              By  /s/ Arthur C. Smith
                                                  ---------------------------
                                                        Arthur C. Smith
                                                        Executive